UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material under §240.14a‑12

Corium International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 24, 2018

Dear Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Corium International, Inc. The meeting will be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041 on Tuesday,  March 20, 2018 at 1:00 p.m. (Pacific Time).

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important.  Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented.  Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person.  Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Peter D. Staple

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 20, 2018:  THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com.

CORIUM INTERNATIONAL, INC.

235 Constitution Drive

Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Corium International, Inc. will be held on Tuesday,  March 20, 2018, at 1:00 p.m. (Pacific Time) at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect three Class I directors of Corium International, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 19,  2018 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.  For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.

Your vote as a Corium International, Inc. stockholder is very important.  Each share of stock that you own represents one vote.  For questions regarding your stock ownership, you may contact us through our website at http://ir.coriumgroup.com/ or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through Computershare’s website at www.computershare.com/contactus or by phone at (781) 575‑2879 or toll free at (877) 373‑6374.

By Order of the Board of Directors,

Peter D. Staple

Chief Executive Officer

Menlo Park, California

January 24, 2018

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YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL.  FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD.  TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.  IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

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CORIUM INTERNATIONAL, INC.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

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CORIUM INTERNATIONAL, INC.

235 Constitution Drive

Menlo Park, California 94025

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

March 20, 2018

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Corium International, Inc. (“Corium” or “we” or “our”) for use at Corium’s 2018 Annual Meeting of Stockholders (“Annual Meeting”) to be held on March 20, 2018, at 1:00 p.m. (Pacific Time), and any adjournment or postponement thereof.  This proxy statement for the 2018 Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first mailed to stockholders on or about January 29, 2018.  An annual report for the fiscal year ended September 30, 2017 is enclosed with this Proxy Statement.  An electronic copy of this Proxy Statement and annual report on Form 10‑K are available at www.proxyvote.com.  In this Proxy Statement, references to “fiscal 2017” shall mean Corium’s fiscal year ended September 30, 2017.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.

Record Date; Quorum

Only holders of record of our common stock at the close of business on January 19, 2018 (“Record Date”) will be entitled to vote at the Annual Meeting.  At the close of business on the Record Date, we had 36,119,476 shares of common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business.  This presence is called a quorum.  Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date.  We do not have cumulative voting rights for the election of directors.  You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Stockholder of Record: Shares Registered in Your Name.  If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares.  As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.  If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name.  As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares.  However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting.  Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.  You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees.  Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares.  Abstentions occur when shares present at the Annual Meeting are marked “abstain.”  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon.  Under the listing rules and interpretations of The Nasdaq Stock Market LLC (“Nasdaq”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, executive compensation and certain corporate governance proposals, even if management-supported.  At our Annual Meeting, only ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not have discretionary authority to vote on the election of directors.  Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The board of directors recommends that you vote “FOR” each of the Class I directors named in this Proxy Statement (“Proposal 1”) and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending  September 30, 2018 (“Proposal 2”).  None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;
•	vote via telephone or Internet — in order to do so, please follow the instructions shown on your proxy card; or
•	vote by mail — complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 p.m. (Eastern Time) on March 19, 2018.  Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting.  If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.  You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify.  For any other matter to be voted on you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.  Your vote is important.  Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card.  If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals.  However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone.  If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

Corium will pay the expenses of soliciting proxies.  Following the original mailing of the soliciting materials, Corium and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means or in person.  Following the original mailing of the soliciting materials, Corium will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies.  In such cases, Corium, upon the request of the record holders, will reimburse such holders for their reasonable expenses.  If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to the Corporate Secretary of Corium (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or Internet; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.  The preliminary voting results will be announced at the Annual Meeting.  The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (“SEC”) in a current report on Form 8‑K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Corium is strongly committed to good corporate governance practices.  These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that set forth the role of the board of directors, director independence standards, board structure and functions, director selection considerations and other policies for the governance of Corium (“Corporate Governance Guidelines”).  Our Corporate Governance Guidelines are available on the Investors section of our website, which is located at http://ir.coriumgroup.com, by clicking on “Corporate Governance Guidelines,” under “Corporate Governance.”  Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and recommends changes to our board of directors as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations to the board of directors with respect thereto as the nominating and corporate governance committee deems appropriate.  Our Corporate Governance Guidelines also provide that, when the positions of chairperson and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.”  In cases in which the chairperson and Chief Executive Officer are the same person, the chairperson schedules and sets the agenda for meetings of the board of directors, and chairs such meetings.  If the chairperson is not present, the lead independent director chairs such meetings.  In addition, the responsibilities of the lead independent director include:  presiding over executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by the board of directors from time to time.

Our board of directors believes that Corium and our stockholders are best served by having David L. Greenwood serve as our non-executive Chairman.  Our board of directors believes that the current board leadership structure, the composition of the board with a strong emphasis on board independence, and our corporate governance policies and practices, provides effective independent oversight of management while allowing the board and management to benefit from its members’ extensive financial and business expertise in the biopharmaceutical industry.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them.  The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies.  These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.

Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus.  The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines.  The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans.  The nominating and corporate governance committee, together with the audit committee, reviews our major legal compliance risk exposures and monitors the processes put in place by management to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.

Director Independence

Our board of directors determines the independence of our directors by applying the applicable Nasdaq rules and listing standards.  These provide that a director is independent only if the board affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.  They also specify various relationships that preclude a determination of director independence.  Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of our directors, taking into account all relevant facts and circumstances.  In its most recent review, our board of directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our board of directors has determined that all of the non-employee members of our board are currently independent as determined under applicable Nasdaq rules and listing standards.  All members of our audit committee, compensation committee and nominating and corporate governance committee must be independent directors under the applicable Nasdaq rules and listing standards.  Members of the audit committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Corium or any of its subsidiaries other than their directors’ compensation, and (ii) they may not be an affiliated person of Corium or any of its subsidiaries.  Members of the compensation committee also must satisfy a separate SEC independence requirement and a related Nasdaq listing standard with respect to their affiliation with Corium and any consulting, advisory or other fees they may have received from Corium.  Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee, a technology and product development committee, and a finance and transaction committee.  The composition and responsibilities of each committee are described below.  Each of these committees, with the exceptions of the technology and product development committee and finance and transaction committee, has a written charter approved by our board of directors.  Copies of the charters for the audit committee, compensation committee and nominating and corporate governance committee are available, without charge, upon request in writing to Corium International, Inc., 235 Constitution Drive, Menlo Park, California 94025, Attn: Corporate Secretary or by clicking on “Corporate Governance” in the Investors section of our website, http://ir.coriumgroup.com.  Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Prior to January 16, 2018, our audit committee was comprised of Mr. Eric Bjerkholt, who is the chair of the audit committee, Dr. Bhaskar Chaudhuri and Dr. Paul Goddard.  Effective January 16, 2018, David Greenwood joined the audit committee and replaced Dr. Goddard as a member.  The members of our audit committee meet the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards.  Each member of our audit committee is financially literate as required by the Nasdaq listing standards.  In addition, our board of directors has determined that Mr. Bjerkholt is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended.  This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors.  Our audit committee is directly responsible for, among other things:

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selecting the independent registered public accounting firm to audit our financial statements, discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	ensuring the independence of the independent registered public accounting firm;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Prior to January 16, 2018, our compensation committee was comprised of Mr. Robert Thomas, who was the chair of the compensation committee, Mr. Ronald Eastman and Dr. Paul Goddard.  Effective January 16, 2018,  Dr. Bhaskar Chaudhuri joined the compensation committee and replaced Mr. Eastman as a member and, at the same time, Dr. Goddard replaced Mr. Thomas as chair of the compensation committee.  The composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards.  Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is “independent” as defined in Section 5605(a)(2) of the Nasdaq rules and Rule 10C‑1 promulgated under the Exchange Act.  The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers.  Our compensation committee is responsible for, among other things:

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reviewing and approving, or recommending that our board of directors approve (if the compensation committee or legal counsel determines that such approval by the board of directors is desirable or required by applicable law or the Nasdaq rules) the compensation of our executive officers and the other terms of any compensatory agreements with our executive officers;

•	reviewing and recommending to our board of directors the compensation of our non-employee directors;
•	administering our stock and equity incentive plans;
•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•	reviewing our overall compensation philosophy.

The compensation committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the board of directors or any member of the board of directors with respect to compensation of the Chief Executive Officer and other executive officers.

The compensation committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt Company (“Radford”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for fiscal 2017.  Specifically, Radford was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation committee; and
•	review market practices on employee stock purchase plans and other equity programs.

Representatives of Radford met informally with the chair of the compensation committee and made themselves available, upon request, to attend certain of the regular meetings of the compensation committee.  During fiscal 2017, Radford worked directly with the compensation committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval.  The compensation committee has determined that none of the work performed by Radford during fiscal 2017 raised any conflict of interest.

Nominating and Corporate Governance Committee

Prior to January 16, 2018, our nominating and corporate governance committee was comprised of Dr. Bhaskar Chaudhuri, who was the chair of the nominating and corporate governance committee, Mr. Ronald Eastman and Mr. Robert Thomas.  Effective January 16, 2018,  Dr. Phyllis Gardner joined the nominating and corporate governance committee and replaced Dr. Chaudhuri as chair and as a member of the nominating and corporate governance committee.  The composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq rules and listing standards.  Our nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;
•	developing, reviewing and recommending our Corporate Governance Guidelines and policies;
•	reviewing proposed waivers of the code of business conduct and ethics for directors and code of business conduct and ethics for employees;
•	overseeing the evaluation of our board of directors on an annual basis; and
•	assisting our board of directors on corporate governance matters.

Technology and Product Development Committee

Prior to January 16, 2018, our technology and product development committee was comprised of Dr. Phyllis Gardner, who was the chair of the technology and product development committee, Dr. Bhaskar Chaudhuri and Dr. Ivan Gergel.  Effective January 16, 2018,  Dr. Paul Goddard joined the technology and product development committee and replaced Dr. Chaudhuri as a member and, at the same time, Dr. Gergel replaced Dr. Gardner as chair of the technology and product development committee.  The board of directors formed this committee for the purpose of advising on technology and product development matters and other related matters as determined by the board of directors from time to time.

Finance and Transaction Committee

Our finance and transaction committee is comprised of Mr. David Greenwood, who is the chair of the finance and transaction committee, Mr. Eric H. Bjerkholt, Mr. Ronald Eastman, Dr. Paul Goddard and Mr. Peter Staple.  The board of directors formed this committee for the purpose of advising on finance and transaction matters and other related matters as determined by the board of directors from time to time.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during fiscal 2017.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for Directors (“Code of Conduct for Directors”) and a Code of Business Conduct and Ethics for Employees (“Code of Conduct for Employees”).  Our Code of Conduct for Directors and our Code of Conduct for Employees are posted on the Investors section of our website located at http://ir.coriumgroup.com by clicking on “Corporate Governance.”  Any amendments or waivers of our Code of Conduct for Directors or our Code of Conduct for Employees pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time.  During fiscal 2017, our board of directors met six times, including telephonic meetings, the audit committee met six times and the compensation committee met five times.  The nominating and corporate governance committee did not meet during fiscal 2017.  None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period that such director served on the board of directors and any committee).

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders.  At our annual meeting of our stockholders in 2017,  three of the directors who were on the board of directors as of the date of the meeting attended the meeting.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion.  Our Chairman, Mr. Greenwood, presides over these meetings.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors.  Any communication that is not relayed is recorded in a log and made available to our board of directors.

The address for these communications is:

Corium International, Inc.

c/o Corporate Secretary

235 Constitution Drive

Menlo Park, California 94025

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria adopted by the board of directors regarding director candidate qualifications.  In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.  Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines and charters of the board committees.  In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees.  When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition.  Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors’ overall effectiveness.  The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of nine directors and is divided into three classes.  Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at our Annual Meeting to be held on March 20, 2018.  The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2019 and 2020, respectively.  At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2021 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote.  If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine.  Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service as of December 31, 2017, are provided in the table below.  Additional biographical descriptions of each nominee are set forth in the text below the table.  These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Class I Directors:
Bhaskar Chaudhuri, Ph.D.(1)(2)	63	Partner, Frazier Healthcare	2010
Ronald Eastman(3)(4)	65	Managing Director, EW Healthcare Partners	2007
Paul Goddard, Ph.D.(2)(4)(5)	68	Advisor; Former CEO, ARYx Therapeutics, Inc.	2014

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
(4)	Member of the finance and transaction committee
(5)	Member of the technology and product development committee

Bhaskar Chaudhuri, Ph.D.    Dr. Chaudhuri has served on our board of directors since February 2010. He has been an operating partner of Frazier Healthcare, a growth equity and venture capital firm focused on emerging healthcare companies, since July 2011. He served as President of Valeant Pharmaceuticals International, a pharmaceutical company with a diverse range of products, from January 2009 to September 2010. Prior to Valeant, Dr. Chaudhuri served for seven years as Chief Executive Officer and President of Dow Pharmaceutical Sciences, Inc., a dermatology company specializing in the development of topical products that was acquired by Valeant.  Before joining Dow, he served as General Manager of the Dermatology Division of Mylan Laboratories, and as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, a subsidiary of Mylan, where he was responsible for research and development activities as well as certain of the company’s manufacturing operations.  Prior to this, he served as Vice President of Research and Development at Penederm, Inc., a skin-products and drug delivery company.  He currently serves on the board of directors at IGI Laboratories, Inc., Silvergate Pharmaceuticals, Inc., Arcutis Pharmaceuticals Inc., Vyome Biosciences Private Limited and Thesan Pharmaceuticals, Inc. Dr. Chaudhuri holds a B.Pharm and an M.Pharm from Jadavpur University in India and a Pharm.D from the University of Louisiana.  Our board of directors believes that Dr. Chaudhuri’s industry management experience gives him extensive product development and commercialization knowledge, which qualifies him to serve as a member of our board of directors.

Ronald Eastman.    Mr. Eastman has served on our board of directors since 2007. Mr. Eastman joined EW Healthcare Partners, a growth equity firm focused on the healthcare industry, in October 2006, as a managing director.  Prior to joining EW Healthcare Partners,  Mr. Eastman was Chief Executive Officer at Rinat Neuroscience Corp., a biotechnology company spun out of Genentech in late 2001. Rinat was acquired by Pfizer in 2006. From 1993 to 1999 he was Chief Executive Officer at Geron Corporation, a biotechnology company in the fields of regenerative medicine and cancer.  From 1999 to 2002, Mr. Eastman had a leadership position with HCORP, a hospital-based, interactive patient services company, which was acquired by a competitor in 2001. He began his career at American Cyanamid Company, which was acquired by American Home Products (now Pfizer), where he held jobs with increasing responsibility.  He currently serves as Chairman of the board of directors at Elusys Therapeutics, Inc. and on the board of directors at Suneva Medical, Inc., as well as on the boards of several other private companies. Mr. Eastman previously served on the board of directors at The Buck Institute, the largest non-profit research institute in the United States studying diseases of aging. Mr. Eastman holds a B.A. from Williams College and an M.B.A. from Columbia University.  Our board of directors believes that Mr. Eastman’s experience in the biotechnology industry and management expertise qualify him to serve as a member of our board of directors.

Paul Goddard, Ph.D.    Dr. Goddard has served on our board of directors since September 2014. Dr. Goddard also serves as a business advisor to Talu Ventures (formerly Coates Myer Capital), a venture capital firm focused on medical technology, and Xoma Corp., a biotechnology company.  Previously, Dr. Goddard served as Chief Executive Officer for ARYx Therapeutics, Inc., a biopharmaceutical company, from 2005 to 2012 and as Chairman of its board of directors from 2003 to 2012.  From 1998 to 2000, Dr. Goddard served as Chief Executive Officer of Elan Pharmaceuticals, Inc., and, from 1991 to 1998, he served as Chief Executive Officer of Neurex Corporation. Dr. Goddard has served on the board of directors of Molecular Devices Corporation, Onyx Pharmaceuticals, Inc., A.P. Pharma, Inc., Xenoport, Inc. and Adolor Corporation, as well as on the boards of several other private companies. Dr. Goddard holds a B.Sc. (Hons) in Biochemistry from Queen Elizabeth College, University of London, and a Ph.D. in Aetiology and Pathophysiology of Colon Cancer from St. Mary’s Hospital, University of London.  Our board of directors believes that Dr. Goddard’s experience in the life science industry and building companies qualify him to serve as a member of our board of directors.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting, and their ages, occupations and length of board service as of December 31, 2017, are provided in the table below.  Additional biographical descriptions of each such director are set forth in the text below the table.  These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Class II Directors:
Eric H. Bjerkholt(1)(2)	58	Chief Financial Officer, Aimmune Therapeutics, Inc.	2015
Phyllis Gardner, M.D.(3)(4)	67	Professor of Medicine, Stanford University	2007
David L. Greenwood(1)(2)	66	Chairman, Former President and CEO, Geron Corporation	2010
Class III Directors:
Peter D. Staple(2)	66	President and CEO, Corium International, Inc.	2008
Ivan Gergel, M.D.(4)	57	Former SVP and CMO, Nektar Therapeutics	2014
Robert W. Thomas(3)(5)	56	Partner, Aphelion Capital, LLC	2007

(1)	Member of the audit committee
(2)	Member of the finance and transaction committee
(3)	Member of the nominating and corporate governance committee
(4)	Member of the technology and product development committee
(5)	Member of the compensation committee

Eric H. Bjerkholt. Mr. Bjerkholt has served on our board of directors since April 2015.  Since April 2017, Mr. Bjerkholt has been employed as Chief Financial Officer at Aimmune Therapeutics, Inc. From 2004 until April 2017,  Mr. Bjerkholt held various roles at Sunesis Pharmaceuticals, Inc., a biopharmaceutical company developing oncology therapeutics, including as Executive Vice President, Corporate Development and Finance and Chief Financial Officer.  From 2002 to 2004, he was Senior Vice President and Chief Financial Officer at IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company that was acquired by Ardea Biosciences, Inc. in 2006. Mr. Bjerkholt was a co-founder of LifeSpring Nutrition, Inc., a nutraceutical company, and from 1999 to 2002 served at various times as its Chief Executive Officer, President, and Chief Financial Officer.  From 1990 to 1997, he also served as a vice president in the healthcare banking group at J.P. Morgan & Co. Incorporated, an international banking firm. Mr. Bjerkholt served as a member of the board of directors and as chair of the audit committee of StemCells, a biotech company, until November 2016. Mr. Bjerkholt holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.  Our board of directors believes that Mr. Bjerkholt’s financial and business experience and leadership in the biopharmaceutical sector qualifies him to serve as a member of our board of directors.

Phyllis Gardner, M.D. Dr. Gardner has served on our board of directors since 2007. Dr. Gardner is currently a Professor of Medicine at Stanford University, where she has held several positions since 1984, including Senior Associate Dean for Education and Student Affairs.  She was an adjunct partner at EW Healthcare Partners from 1999 to 2014.  From 1994 to 1998, she took a leave of absence from Stanford University to work at ALZA Corporation, an early leader in the field of oral and transdermal drug delivery, as a Principal Scientist, Vice President of Research and as Head of the ALZA Technology Institute.  She has received numerous national awards and honors and also serves on the board of directors of Revance Therapeutics, Inc. as well as the Harvard Medical School Board of Fellows. Dr. Gardner previously served on the board of directors of Parnell Pharmaceuticals Holdings Ltd. Dr. Gardner holds a B.S. from the University of Illinois and an M.D. from Harvard Medical School.  She trained in internal medicine at Massachusetts General Hospital, followed by a Chief Residency at Stanford University Medical Center.  She completed research fellowships at the College of Physicians and Surgeons at Columbia University and University College, London, U.K.  Our board of directors believes that Dr. Gardner’s expertise in medicine, pharmacology and drug delivery systems qualify her to serve as a member of our board of directors.

David L. Greenwood. Mr. Greenwood has served on our board of directors since December 2010, as our Executive Chairman from June 2012 to December 2014 and as our Chairman since December 2014.  From July 2013 to December 2014, Mr. Greenwood served as a full time employee of our company, with responsibility primarily in strategic positioning and financing.  He is the former President, Chief Executive Officer, Chief Financial Officer and Director of Geron Corporation, a biotechnology company in the fields of regenerative medicine and cancer, where he worked from 1995 until December 2011. He was previously Chairman of the board of directors of Geron’s wholly-owned subsidiary, Geron Bio-Med Limited, Chairman of the board of directors of Geron’s majority-owned subsidiary, TA Therapeutics, Ltd., and on the board of directors of ViaGen, Inc., Clone International and Parnell Pharmaceuticals Holdings Ltd. He also served on the Board of Regents for Pacific Lutheran University.  From 1979 until joining Geron, Mr. Greenwood held various positions with J.P. Morgan & Co. Incorporated, an international banking firm. Mr. Greenwood holds a B.A. from Pacific Lutheran University and an M.B.A. from Harvard Business School.  Our board of directors believes that Mr. Greenwood’s financial and business expertise in the biopharmaceutical industry qualify him to serve as a member of our board of directors.

Peter D. Staple.    Mr. Staple has served as our President, Chief Executive Officer and a director on our board since March 2008. He previously served as Chief Executive Officer of BioSeek, Inc., a drug discovery company applying predictive human biology, from 2002 to 2007 and as a director of BioSeek from 2002 to 2008.  From 1994 to 2002, he held various positions at ALZA Corporation, most recently as Executive Vice President, Chief Administrative Officer and General Counsel, through ALZA’s merger with Johnson & Johnson in 2001. Prior to joining ALZA, Mr. Staple served in senior positions at Cetus and Chiron Corporations, each a biotechnology company.  Prior to entering the biotechnology industry, Mr. Staple practiced corporate and securities law with Heller Ehrman LLP. Mr. Staple serves on the board of directors of Depomed, Inc and previously served as the Chairman of the board of directors of Depomed.  He holds B.A. and J.D. degrees from Stanford University.  Our board of directors believes that Mr. Staple’s experience in the biopharmaceutical and drug delivery business and management expertise qualify him to serve as a member of our board of directors.

Ivan Gergel, M.D.    Dr. Gergel has served on our board of directors since December 2014. From May 2014 to December 2017, he served as Senior Vice President of Drug Development and Chief Medical Officer at Nektar Therapeutics, a biopharmaceutical company.  From 2008 to 2014, Dr. Gergel served as Executive Vice President of Research and Development and Chief Science Officer at Endo Health Solutions, Inc., a specialty healthcare solutions company.  Prior to joining Endo Health Solutions, Dr. Gergel was Senior Vice President of Scientific Affairs and President of the Forest Research Institute of Forest Laboratories, Inc. Before that, Dr. Gergel served as Vice President and Chief Medical Officer at Forest Laboratories, Inc. and Executive Vice President of the Forest Research Institute.  He joined Forest Laboratories, Inc. in 1998 as Executive Director of Clinical Research following nine years at SmithKline Beecham, and was named Vice President of Clinical Development and Clinical Affairs in 1999. Dr. Gergel also serves on the board of directors of Realm Therapeutics, Inc. Dr. Gergel holds an M.B.B.S/M.D. from the University of London, a degree in psychiatry from the Royal College of Psychiatrists and an M.B.A. from the University of Pennsylvania (Wharton School).  Our board of directors believes that Dr. Gergel’s experience in the biopharmaceutical and drug delivery business and medical research expertise qualify him to serve as a member of our board of directors.

Robert W. Thomas.    Mr. Thomas has served on our board of directors since 2007, and from 2007 to 2008 served as our Chief Executive Officer.  Since March 2013, he has been a partner at Aphelion Capital, LLC, a venture capital firm focused on medical technology.  From 1998 until 2006, he served as the President, Chief Executive Officer and member of the board directors of Fox Hollow Technologies, Inc. a medical device company specializing in the design, development and manufacture of devices for the treatment of peripheral artery disease, and prior to serving as President and Chief Executive Officer, Mr. Thomas was Vice President of Operations for Fox Hollow.  From 1997 through 1998, Mr. Thomas was Vice President of Operations for the women’s health company, Conceptus Inc., and prior to that was the founder of Thomas Medical, Inc., a medical device company that was ultimately sold to GE Healthcare. Mr. Thomas also was a manager and director of operations at Access Devices, where he worked from 1984 to 1990, which was acquired by Baxter Healthcare.  From 2006 until its acquisition by Stryker Corporation in 2011, Mr. Thomas served as a member of the board of directors of Concentric Medical, Inc., from 2009 until January 2013, Mr. Thomas served as a member of the board of directors of CV Ingenuity Corp., and, from March 2008 until its merger with Endologix, Inc. in February 2016, Mr. Thomas served as a member of the board of directors of TriVascular, Inc. Mr. Thomas holds a B.A. from Ursinus College.  Our board of directors believes that Mr. Thomas’ extensive industry management and operations background experience qualify him to serve as a member of our board of directors.

There are no family relationships among our directors and officers.

Director Compensation

The following table provides information for the fiscal year ended September 30, 2017 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion of 2017. Peter D. Staple, our Chief Executive Officer, is not included in the table below because he does not receive additional compensation for his services as a director.  The compensation received by Mr. Staple as an employee is shown below in “Executive Compensation — Summary Compensation Table.”

Director Compensation — 2017

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation($)	Total ($)
Eric H. Bjerkholt	60,000	46,747	—	106,747
Bhaskar Chaudhuri, Ph.D.	62,500	46,747	—	109,247
Ronald Eastman	—	46,747	—	46,747
Phyllis Gardner, M.D.	50,000	46,747	—	96,747
Ivan Gergel, M.D.	45,000	46,747	—	91,747
Paul Goddard, Ph.D.	56,000	46,747	—	102,747
David L. Greenwood	65,000	46,747	—	111,747
Robert W. Thomas	55,750	46,747	—	103,497

(1)

Amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”) for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by these directors.  For information regarding the number of stock options held by these directors as of September 30, 2017, see the “Option Awards” column in the table below.

(2)	The option awards granted to each of our directors vested monthly over a one-year period following the grant date of December 22, 2016 and have an exercise price of $4.59 per share.

The directors listed in the table above held the following number of shares underlying outstanding stock options as of September 30, 2017:

Name	Option Awards
Eric H. Bjerkholt	47,000
Bhaskar Chaudhuri, Ph.D.	81,123
Ronald Eastman	35,000
Phyllis Gardner, M.D.	46,920
Ivan Gergel, M.D.	47,000
Paul Goddard, Ph.D.	47,000
David L. Greenwood	271,439
Robert W. Thomas	82,528

Non-Employee Director Compensation Arrangements

Our non-employee director compensation policy provides for the following:

Cash Compensation.  We currently provide an annual cash retainer of $40,000 to each of our non-employee directors for their services as a member of our board of directors and an additional annual cash retainer of $25,000 for service as the chair of our board of directors.

In addition, prior to January 1, 2018, we provided the following annual cash committee retainers: $20,000 for service as chair of the audit committee and $10,000 for service as a member of the audit committee; $12,000 for service as chair of the compensation committee and $6,000 for service as a member of the compensation committee; $7,500 for service as chair of the nominating and corporate governance committee and $3,750 for service as a member of the nominating and corporate governance committee; and $10,000 for service as chair of the technology and product development committee and $5,000 for service as a member of the technology and product development committee.

On  January 17, 2018, our board of directors updated this policy with respect to cash committee retainers to provide for the following annual cash committee retainers effective January 1, 2018: $20,000 for service as chair of the audit committee and $10,000 for service as a member of the audit committee; $15,000 for service as chair of the compensation committee and $7,500 for service as a member of the compensation committee; $10,000 for service as chair of the nominating and corporate governance committee and $5,000 for service as a member of the nominating and corporate governance committee; $10,000 for service as chair of the technology and product development committee and $5,000 for service as a member of the technology and product development committee; and $12,500 for services as chair of the finance and transaction committee and $6,250 for service as a member of the finance and transaction committee.

Equity Awards.  Each non-employee director who has not previously been granted a stock option award to purchase shares of our common stock will be granted an initial stock option award exercisable for 25,000 shares of our common stock under this policy.  Annually, each non-employee director will be granted an additional option exercisable for 15,000 shares of our common stock under this policy.

Each initial stock option award will vest and become exercisable in equal monthly installments over a three-year period from the grant date while each annual stock option award will vest and become exercisable in equal monthly installments over a one-year period from the grant date.  Options granted to non-employee directors under this policy accelerate and vest in full in the event of a change of control.  The awards have 10‑year terms and terminate three months following the date the director ceases to provide continuous services to Corium or 12 months following that date if the termination is due to death or disability.

In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

Other Compensation.  Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Deloitte & Touche LLP as Corium’s independent registered public accounting firm to perform the audit of Corium’s financial statements for the fiscal year ending September 30, 2018 and recommends that stockholders vote for ratification of such selection.  Although ratification by stockholders is not required by law, Corium has determined that it is good practice to request ratification of this selection by the stockholders.  In the event that Deloitte & Touche LLP is not ratified by our stockholders, the audit committee will review its future selection of Deloitte & Touche LLP as Corium’s independent registered public accounting firm.

Deloitte & Touche LLP audited Corium’s financial statements for Corium’s fiscal year ended September 30, 2017.  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm.  These services and fees are also reviewed with our audit committee annually.  In accordance with standard policy, Deloitte & Touche LLP periodically rotates the individuals who are responsible for Corium’s audit.

During fiscal 2016 and 2017, fees for services provided by Deloitte & Touche LLP were as follows:

Fees Billed to Corium	Fiscal Year 2016	Fiscal Year 2017
Audit Fees(1)	$398,238	$486,000
Audit related fees(2)	$13,380	$36,000
Tax fees(3)	$—	$—
All other fees(4)	$2,000	$1,895
Total fees	$414,118	$523,895

(1)

“Audit fees” include fees for audit services primarily related to the audit of our annual financial statements; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC, including our Registration Statements on Form S‑3 filed in December 2015,  February 2017 and May 2017; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)

“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our fiscal 2016 and 2017 financial statements.  Audit-related fees also include fees for benefit plan audits and consultation concerning financial accounting and reporting standards not classified as audit fees.

(3)

“Tax fees” include fees for tax compliance and advice.  Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

(4)

“All other fees” include the aggregate fees billed in fiscal 2016 and 2017 for products and services, including online accounting services, provided by Deloitte & Touche LLP, other than fees included in “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our Named Executive Officers (as defined below in “Executive Compensation — Overview”); and
•	all of our directors, director nominees and executive officers as a group.

Percentage ownership of our common stock is based on 36,119,476 shares of our common stock outstanding on the Record Date.  We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities.  Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to applicable community property laws.  We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Corium International, Inc., 235 Constitution Drive, Menlo Park, California 94025.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned (%)
Directors and Executive Officers
Peter D. Staple(1)	975,058	2.6
Eric J. Bjerkholt(2)	74,694	*
Robert S. Breuil(3)	354,369	1.0
Bhaskar Chaudhuri, Ph.D.(4)	84,873	*
Ronald Eastman(5)	9,387,054	26.0
Phyllis Gardner, M.D.(6)	84,873	*
Ivan Gergel, M.D.(7)	50,750	*
Paul Goddard, Ph.D.(8)	50,750	*
David L. Greenwood(9)	277,673	*
Parminder Singh, Ph.D.(10)	223,419	*
Robert W. Thomas(11)	86,278	*
All directors and executive officers as a group (12 persons)(12)	11,795,753	30.8
5% or Greater Stockholders
EW Healthcare Partners and affiliates(13)	9,353,304	25.9
Perceptive and affiliates(14)	6,357,133	17.6
Broadfin Capital, LLC(15)	3,568,626	9.9
AWM Investment Company, Inc.(16)	2,300,000	6.4

*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)

Includes (i) 147,000 shares of our common stock held by Mr. Staple; (ii) 34,878 shares of our common stock held by Mr. Staple and Harise Staple, Co-trustees of The Staple Family 2006 Trust; (iii) 785,367 shares of our common stock issuable to Mr. Staple upon exercise of stock options exercisable within 60 days of the Record Date; and (iv) 7,813 shares of our common stock issuable to Mr. Staple upon the settlement of restricted stock units (“RSUs”) that vested on January 4, 2018.

(2)

Includes (i) 12,500 shares held by Mr. Bjerkholt and Sophie Hahn, Co-trustees of the Bjerkholt Family Irrevocable Trust; (ii) 12,000 shares held by Mr, Bjerkholt, Trustee of the Bjerkholt Children’s Irrevocable Trust; and (iii) 50,194 shares of our common stock issuable to Mr. Bjerkholt upon exercise of stock options exercisable within 60 days of the Record Date.

(3)

Includes (i) 11,600 shares of our common stock held by Mr. Breuil; (ii) 339,956 shares of our common stock issuable to Mr. Breuil upon exercise of stock options exercisable within 60 days of the Record Date; and (iii) 2,813 shares of our common stock issuable to Mr. Breuil upon the settlement of RSUs that vested on January 4, 2018.

(4)	Includes 84,873 shares of our common stock issuable to Dr. Chaudhuri upon exercise of stock options exercisable within 60 days of the Record Date.
(5)	See footnote 13. Also includes 33,750 shares of our common stock issuable to Mr. Eastman upon exercise of stock options exercisable within 60 days of the Record Date.
(6)

Includes (i) 34,203 shares of our common stock held by Dr. Gardner; and (ii) 50,670 shares of our common stock issuable to Dr. Gardner upon exercise of stock options exercisable within 60 days of the Record Date.

(7)	Includes 50,750 shares of our common stock issuable to Dr. Gergel upon exercise of stock options exercisable within 60 days of the Record Date.
(8)	Includes 50,750 shares of our common stock issuable to Dr. Goddard upon exercise of stock options exercisable within 60 days of the Record Date.
(9)

Includes (i) 3,000 share of our common stock held by Mr. Greenwood; and (ii) 274,673 shares of our common stock issuable to Mr. Greenwood upon exercise of stock options exercisable within 60 days of the Record Date.

(10)

Includes (i) 8,940 shares of our common stock held by Dr. Singh; (ii) 211,666 shares of our common stock issuable to Dr. Singh upon exercise of stock options exercisable within 60 days of the Record Date; and (iii) 2,813 shares of our common stock issuable to Dr. Singh upon the settlement of RSUs that vested on January 4, 2018.

(11)	Includes 86,278 shares of our common stock issuable to Mr. Thomas upon exercise of stock options exercisable within 60 days of the Record Date.
(12)

Includes (i) 9,625,887 shares of our common stock held by all directors and executive officers as a group; (ii) 2,146,114 shares of our common stock issuable to all directors and executive officers as a group upon exercise of stock options exercisable within 60 days of the Record Date; (iii) 16,252 shares of our common stock issuable to all directors and executive officers as a group upon the settlement of RSUs that vested on January 4, 2018; and (iv) 7,500 shares of our common stock issuable to all directors and executive officers as a group upon the settlement of RSUs that will vest within 60 days of the Record Date.

(13)

Ronald Eastman is a Managing Director of Essex Woodlands, which is the sole general partner of the Essex Woodlands Ventures Fund VII, LP, and Mr. Eastman may be deemed to share voting and investment power over these shares.  The address for Mr. Eastman and Essex Woodlands Ventures Fund VII, L.P, is c/o EW Healthcare Partners, 335 Bryant Street, Third Floor, Palo Alto, California 94301.

(14)

Share ownership information is based upon a Form 4 filed by Perceptive Life Sciences Master Fund, Ltd. (the “Fund”), Perceptive Advisors LLC (the “Advisor”) and Joseph Edelman on January 18, 2018.   These shares are held of record by the Fund. The Advisor serves as the investment manager of the Fund and Mr. Edelman is the managing member of the Advisor. As such, the Fund, the Advisor and Mr. Edelman may each be deemed to share voting and investment power over these shares.  The address for each of the Fund, the Advisor and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY  10003.

(15)

Share ownership information is based upon a Form 4 filed by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler (collectively, “Broadfin”) on November 17, 2017.  Broadfin has beneficial ownership and shared voting and dispositive power over all such shares.  The address for Broadfin Capital, LLC and Kevin Kotler is 300 Park Avenue, 25th Floor, New York, New York 10022.  The address for Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1‑1108, Cayman Islands.

(16)	Share ownership information is based upon a Schedule 13F filed by AWM Investment Company, Inc. (“AWM”) on November 14, 2017. The address for AWM is 527 Madison Avenue, Suite 2600, New York, NY 10022.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of December 31, 2017, and their positions are shown below.

Name	Age	Position
Peter D. Staple	66	President and Chief Executive Officer
Robert S. Breuil	55	Chief Financial Officer
Joseph J. Sarret, M.D., J.D.	50	Chief Business Officer
Parminder Singh, Ph.D.	54	Chief Technology Officer and Vice President, Research and Development

Our board of directors chooses executive officers, who then serve at the board’s discretion.  There is no family relationship among any of our directors or executive officers.

For information regarding Mr. Staple, please refer to Proposal No. 1 above in the section titled “Election of Directors — Continuing Directors.”

Robert S. Breuil has served as our Chief Financial Officer since September 2012.  Prior to that, he served as the Chief Financial Officer of Codexis, Inc., a developer of biocatalysts for the pharmaceutical and fine chemical production industries, from 2006 to September 2009.  From 2002 to 2005, Mr. Breuil was the Chief Financial Officer of Aerogen, Inc., a specialty pharmaceutical company focusing on the field of aerosolized drug delivery, which was acquired by Nektar Therapeutics in October 2005.  Prior to Aerogen, Mr. Breuil worked at ALZA Corporation, where he held numerous positions including Director of Corporate Planning and Analysis and Controller.  In 2001, ALZA was acquired by Johnson & Johnson and Mr. Breuil stayed on as Controller until joining Aerogen in 2002.  Before his industry experience, he served for eight years as a naval officer and aviator. Mr. Breuil holds a B.S. from the United States Naval Academy and an M.B.A. from the Stanford Graduate School of Business.

Joseph J. Sarret has served as our Chief Business Officer since April 2015.  Prior to that, Dr. Sarret served as Senior Vice President, Strategic Accounts at Solazyme, Inc., a renewable oils company, from March 2014 to December 2014.  From June 2013 to December 2013, Dr. Sarret served as Chief Executive Officer and a member of the board of directors of Sevident, Inc., a biotechnology company.  From August 2005 to August 2012, Dr. Sarret served in various roles at Codexis, Inc., a biotechnology company, including as Senior Vice President, Chief Business Officer, and President, Pharmaceutical Services and Enzyme Products.  Prior to Codexis, Dr. Sarret practiced corporate and transactional law with Latham & Watkins, LLP, and served as Attending Physician and Acting Medical Director for the HIV Clinic at the University of California, San Francisco Medical Center. Dr. Sarret holds a B.A. in Human Biology from Stanford University, an M.D. from the University of California, San Francisco School of Medicine, and a J.D. from Stanford Law School.

Parminder Singh, Ph.D. has served as our Chief Technology Officer since June 2012 and as our Vice President of Research and Development since January 2002. Dr. Singh joined Corium in 2002.  Prior to working at Corium, Dr. Singh held research and development and senior management positions at Novartis International AG, an international pharmaceutical company, Ciba-Geigy AG, a pharmaceutical company that merged into Novartis, and Vyteris, Inc., a specialty pharmaceutical company developing and producing transdermal systems. Dr. Singh holds a B.Pharm and an M.Pharm from Punjab University in India.  He received his Ph.D. in Pharmaceutics from the University of Queensland, Australia and completed his post-doctorate fellowship at the University of California, San Francisco.  He is a member of the American Association of Pharmaceutical Scientists and the Controlled Release Society.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly-compensated executive officers (our “Named Executive Officers”) during fiscal year 2017 and, to the extent required by SEC rules, fiscal year 2016.  The compensation provided to our Named Executive Officers for such fiscal years is set forth in detail in the Summary Compensation Table and other tables that follow in this section, as well as the accompanying footnotes and narratives relating to those tables.

Our Named Executive Officers for fiscal year 2017 were:

•	Peter D. Staple, our President and Chief Executive Officer;
•	Robert S. Breuil, our Chief Financial Officer; and
•	Parminder Singh, Ph.D., our Chief Technology Officer and Vice President of Research and Development.

Summary Compensation Table

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our Named Executive Officers for the fiscal years ended September 30, 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total ($)
Peter D. Staple	2017	466,000	143,438	583,865	348,568	4,660	1,546,531
President and Chief Executive Officer	2016	462,539	—	524,715	—	3,108	990,362
Robert S. Breuil	2017	369,000	51,638	210,536	183,024	—	814,197
Chief Financial Officer	2016	366,531	—	263,553	—	—	630,084
Parminder Singh, Ph.D.(5)	2017	330,300	166,263	210,536	184,968	4,518	896,585
Chief Technology Officer and VP, R&D	2016	326,677	—	237,198	—	3,717	567,592

(1)

These amounts represent the grant date fair value of the RSUs granted to the Named Executive Officers during fiscal 2017 as computed in accordance with FASB ASC Topic 718.  The assumptions used in calculating the grant date fair value of the RSUs reported in the Stock Awards column are set forth in Note 12 to the audited financial statements included in our annual report on Form 10‑K for the year fiscal ended September 30, 2017 filed on December 29, 2017.  Note that the amounts reported in this column reflect the accounting cost for the RSUs and do not correspond to the actual economic value that may be received by the Named Executive Officers from the RSUs.

(2)

These amounts represent the grant date fair value of the stock options granted to the Named Executive Officers during fiscal 2016 and 2017 as computed in accordance with FASB ASC 718.  The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12 to the audited financial statements included in our annual report on Form 10‑K for the fiscal year ended September 30, 2017 filed on December 29, 2017. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the Named Executive Officers from the stock options.

(3)

Determination of the fiscal 2017 non-equity incentive plan compensation was based on achievement against objectives relating to the advancement of proprietary and partnered development programs, revenues, and completion of financing and partnering activities.  In fiscal 2016, no non-equity incentive plan compensation was earned by the Named Executive Officers.

(4)	Consists of contributions to 401(k) plan accounts.
(5)	Dr. Singh was not a named executive officer in fiscal 2016.

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding stock options and RSUs held by our Named Executive Officers as of September 30, 2017.

	Option Awards						Stock Awards
		Number of		Number of
		Securities		Securities			Number of		Market Value
		Underlying		Underlying			Shares or		of Shares or
		Unexercised		Unexercised	Option		Units of Stock		Units of Stock
	Grant	Options		Options	Exercise	Option	That Have		That Have Not
	Date	Exercisable(2)		Unexercisable	Price	Expiration	Not Vested		Vested(4)
Name	(1)	(#)		(#)	($)(3)	Date	(#)		($)
Peter D. Staple	8/26/2008	214,316	(5)	—	2.121	8/25/2018	—		—
	12/13/2012	42,859	(5)	—	2.222	12/12/2022	—		—
	12/13/2012	110,008	(5)	—	2.222	12/12/2022	—		—
	2/20/2013	42,858	(5)	—	2.222	2/19/2023	—		—
	1/27/2014	116,171		10,561	4.141	1/26/2024	—		—
	12/3/2014	106,563		48,437	5.50	12/2/2024	—		—
	12/8/2015	43,750		56,250	7.94	12/07/2025	—		—
	12/22/2016	35,156		152,344	4.59	12/21/2026	—		—
	12/22/2016	—		—	—	—	31,250	(6)	623,250
Robert S. Breuil	12/13/2012	178,217	(5)	—	2.222	12/12/2022	—		—
	1/27/2014	38,118		3,465	4.141	1/26/2024	—		—
	12/3/2014	58,438		26,562	5.50	12/2/2024	—		—
	12/8/2015	21,875		28,125	7.94	12/07/2025	—		—
	12/22/2016	12,656		54,844	4.59	12/21/2026	—		—
	12/22/2016	—		—	—	—	11,250	(6)	124,650
Parminder Singh, Ph.D	12/13/2012	33,663	(5)	—	2.222	12/12/2022	—		—
	2/20/2013	33,663	(5)	—	2.222	2/19/2023	—		—
	1/27/2014	31,765		2,888	4.141	1/26/2024	—		—
	12/03/2014	51,563		23,437	5.50	12/02/2024	—		—
	12/08/2015	19,687		25,313	7.94	12/07/2025	—		—
	12/22/2016	12,656		54,844	4.59	12/21/2026	—		—
	12/22/2016	—		—	—	—	11,250	(6)	124,650
	7/12/2017	—			—	—	12,500	(7)	138,500

(1)

Awards granted prior to November 12, 2012 were granted under our 2002 Stock Option Plan, awards granted on or after November 12, 2012 and prior to April 2, 2014 were granted under our 2012 Equity Incentive Plan, and awards granted after April 2, 2014 were granted under our 2014 Equity Incentive Plan.

(2)

Unless otherwise noted in these footnotes, all stock options referenced in this table vest monthly over a four-year period following the grant date, subject to continued service to us through each vesting date.  All unexercisable stock options in the table are subject to double-trigger acceleration as described in further detail below in “– Potential Payments Upon Termination or Change in Control.”

(3)

Represents the fair market value of a share of our common stock, as determined by our board of directors, on the stock option’s grant date.  Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Critical Accounting Policies and Estimates —  Stock-Based Compensation” of our annual report on Form 10‑K for a discussion of how we have valued our common stock.

(4)	Represents the fair market value of the shares underlying the RSUs on September 29, 2017, the last trading day of the fiscal 2017, based on the closing price of our common stock of $11.08 per share.
(5)	This stock option is fully vested.
(6)

This RSU award vests over a four-year period with 25% of the shares underlying this RSU award having vested on January 4, 2018 and the remaining shares underlying this RSU award vesting in three annual installments thereafter, subject to continued service to us through each vesting date.

(7)

The RSU award vests over a two-year period with 50% of the shares underlying the RSU award vesting on July 12, 2018 and the remaining 50% of the shares underlying the RSU award vesting on July 12, 2019, subject to continued service to us through each vesting date.

On November 20, 2017, our compensation committee approved the grant of stock options to purchase 187,500 shares, 52,500 shares and 60,000 shares of our common stock to Mr. Staple, Mr. Breuil, and Dr. Singh, respectively, and RSU awards with respect to 31,250 shares, 8,750 shares and 10,000 shares of our common stock to Mr. Staple, Mr. Breuil, and Dr. Singh, respectively.  The grant date for each of these awards was December 1, 2017.  The stock option awards vest monthly over a four-year period following the grant date and the RSU awards vest annually over a four-year period following the vesting commencement date of January 4, 2018, subject to continued service to us through each vesting date.  The exercise price for the stock option awards is $11.59.  Each of these awards are subject to double-trigger acceleration as described in further detail below in “– Potential Payments Upon Termination or Change in Control.”

Offer Letters and Employment Arrangements

We have entered into employee proprietary information and inventions assignment agreements with each of our Named Executive Officers.  We have entered into employment offer letters and change in control and severance agreements with each of Mr. Staple and Mr. Breuil and a change in control and severance agreement with Dr. Singh, each as described below.  The employment of each Named Executive Officer is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below.

Mr. Staple’s Employment Offer Letter

On March 14, 2008, we entered into an employment offer letter with Mr. Staple in connection with his appointment as our President and Chief Executive Officer.  His employment agreement provided for an annual base salary of $375,000, subject to annual review by our board of directors, and eligibility for an annual bonus, health insurance and other employee benefits as we established for our executives from time to time.  In addition, we committed to grant him an option to purchase 350,219 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant. Mr. Staple’s employment offer was subject to his execution of our standard employee proprietary information and inventions assignment agreement. Mr. Staple’s offer letter provides for “at will” employment.

Mr. Breuil’s Offer Letter

On August 28, 2012, we entered into an employment offer letter with Mr. Breuil in connection with his appointment as our Chief Financial Officer.  His employment agreement provided for an annual base salary of $340,000, subject to annual review by our board of directors, and eligibility for an annual bonus, health insurance and other employee benefits as we established for our executives from time to time.  In addition, we committed to grant him an option to purchase 138,613 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant. Mr. Breuil’s employment offer was subject to his execution of our standard employee proprietary information and inventions assignment agreement. Mr. Breuil’s offer letter provides for “at will” employment.

Change in Control and Severance Agreements

In fiscal 2017, we entered into severance and change in control agreements with each of our executive officers, including our Named Executive Officers (the “CIC Agreements”).  Pursuant to the CIC Agreements, in the event of a termination of the employment of any of our Named Executive Officers by us without “cause” or by any of our Named Executive Officers for “good reason” (as such terms are defined in the CIC Agreements) other than within 12 months following a change in control, then the Named Executive Officers will be entitled to the following: (1) a lump-sum payment equal to the sum of (a) a number of months of the Named Executive Officer’s base salary and then-current annual target bonus opportunity as follows: 12 months for Mr. Staple and 9 months for each of Mr. Breuil and Dr. Singh; and, (b) for Mr. Staple only, the prorated portion of his then-current target bonus opportunity for the portion of the current year that he served prior to the termination; (2) premium payments for continuing COBRA coverage under our health, dental and vision plans for the same number of months for which the Named Executive Officers is paid the lump-sum severance benefits described above; and (3) for Mr. Staple only, 12 months’ vesting acceleration of his then-outstanding equity awards, with performance-based vesting criteria accelerating as if he had completed an additional 12 months of service and all applicable performance criteria were achieved at target levels during such 12‑month period.

In the event of a termination of employment of our Named Executive Officers by us without “cause” or by the Named Executive Officer for “good reason” (as such terms are defined in the CIC Agreements) at the request of a prospective acquirer or within 12 months following a change in control of the Company, then the Named Executive Officers will be entitled to the following: (1) a lump-sum payment equal to the sum of (a) a certain number of months of the Named Executive Officer’s  base salary and then-current annual target bonus opportunity as follows: 18 months for Mr. Staple and 12 months for each of Mr. Breuil and Dr. Singh; and (b) for Mr. Staple only, the prorated portion of his then-current target bonus opportunity for the portion of the current year that he served prior to the termination; (2) premium payments for continuing COBRA coverage on our health, dental and vision plans for the same number of months for which the Named Executive Officer is paid the lump-sum severance benefits described above; and (3) acceleration as to the Named Executive Officer’s then-outstanding equity awards, with performance-based vesting criteria accelerating as if all applicable performance criteria were achieved at target levels.

To receive the foregoing severance benefits, the Named Executive Officer (1) must satisfy a customary requirement to execute (and not subsequently revoke) a general release of all claims that the Named Executive Officer may then have against us or our affiliates and (2) must satisfy various restrictive covenants, including a non-competition covenant during the term of employment.  These CIC Agreements have an initial four-year term, followed by an automatic renewal for an additional four years, unless we provide the Named Executive Officers with written notice that the term will not be extended prior to the end of that term.

Potential Payments upon Termination or Change in Control

The Named Executive Officers are eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change in control of our company as described above in “—  Offer Letters and Employment Arrangements— Change in Control and Severance Agreements.” The actual amounts that would be paid or distributed to an eligible Named Executive Officer as a result of a termination of employment occurring in the future may be different than those described above as many factors will affect the amount of any payments and benefits upon a termination of employment.  For example, some of the factors that could affect the amounts payable include the Named Executive Officer’s base salary and the market price of our common stock.  Although we have entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with the Named Executive Officers to provide payments and benefits on terms that vary from those currently contemplated.  In addition to the amounts presented below, each Named Executive Officer would also be able to exercise any previously vested stock options that he held.  Finally, the Named Executive Officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with the law and those plans and policies.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of September 30, 2017 with respect to compensation plans under which shares of our common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,931,597	(1)	4.43	1,765,631	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,931,597		—	1,765,631

(1)	Includes our 2002 Stock Option Plan, 2012 Equity Incentive Plan and 2014 Equity Incentive Plan. Excludes purchase rights accruing under our 2014 Employee Stock Purchase Plan.
(2)

Includes 1,129,232 shares of our common stock available for issuance under our 2014 Equity Incentive Plan and 636,399 shares of our common stock available for issuance under the 2014 Employee Stock Purchase Plan.  The number of shares reserved for issuance under our 2014 Equity Incentive Plan increased by 1,444,716 shares on January 1, 2018 and will increase automatically on the first day of January of each of 2019 through 2024 by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31, or a lower number approved by our board of directors or compensation committee.  The number of shares reserved for issuance under our 2014 Employee Stock Purchase Plan increased by 409,224 shares on January 1, 2018 and will increase automatically on the first day of January of each year during the term of the 2014 Employee Stock Purchase Plan by the number of shares equal to 1% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31, or a lower number approved by our board of directors or compensation committee.  There are no shares of our common stock available for issuance under our 2002 Stock Option Plan or 2012 Equity Incentive Plan, but those plans continue to govern the terms of options granted thereunder.  Any shares of our common stock that are subject to outstanding awards under the 2002 Stock Option Plan or the 2012 Equity Incentive Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2014 Equity Incentive Plan.

RELATED PARTY TRANSACTIONS

Other than compensation arrangements, including the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1 —  Election of Directors —  Director Compensation,” respectively, since October 1, 2016, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had or will have a direct or indirect material interest.  We refer to such persons collectively as related parties.

Review, Approval or Ratification of Transactions with Related Parties

The charter of our audit committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our audit committee.  Our related party transactions policy does not permit our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons, to enter into any transaction with us, irrespective of the amounts involved, without first submitting the transaction to our Chief Financial Officer for his determination of what approvals are required under the policy, and the review and approval of the chair of our audit committee, or another member of our audit committee in the event it is inappropriate for the chair of our audit committee to review such transaction due to a conflict of interest.  In approving or rejecting any such proposal, our approving committee member will consider the relevant and available facts and circumstances, including, but not limited to, the related party’s relationship to Corium and interest in the transaction, the material facts of the proposed transaction, including the proposed aggregate value of such transaction, the rationale for the proposed transaction and the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated.  Our approving committee member shall approve only those transactions with related parties that, in light of known circumstances, are in or are not inconsistent with, the best interests of Corium and our stockholders, as determined in such member’s good faith exercise of discretion.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Corium’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Corium under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Corium specifically incorporates it by reference.

The audit committee has reviewed and discussed with Corium’s management and Deloitte & Touche LLP the audited financial statements of Corium for the fiscal year ended September 30, 2017. The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The audit committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Corium.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Corium’s annual report on Form 10‑K for the fiscal year ended September 30, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Eric H. Bjerkholt, Chair

Bhaskar Chaudhuri, Ph.D.

Paul Goddard, Ph.D.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Corium’s bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Corium International, Inc., 235 Constitution Drive, Menlo Park, California 94025, Attn: Corporate Secretary.

To be timely for the 2019 Annual Stockholder’s Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Corium not earlier than 5:00 p.m. (Pacific Time) on December 5, 2018 and not later than 5:00 p.m. (Pacific Time) on January 4, 2019. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Corium’s bylaws.

Stockholder proposals submitted pursuant to Rule 14a‑8 under the Exchange Act and intended to be presented at Corium’s 2019 Annual Meeting must be received by Corium not later than October 2, 2018 in order to be considered for inclusion in Corium’s proxy materials for that Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Corium’s directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Such persons are required by SEC regulation to furnish Corium with copies of all Section 16(a) forms that they file.  Based solely on its review of the copies of such forms furnished to Corium and written representations from the directors and executive officers, Corium believes that all Section 16(a) filing requirements were timely met in 2017.

Available Information

Corium will mail without charge, upon written request, a copy of Corium’s annual report on Form 10‑K for the fiscal year ended September 30, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested.  Requests should be sent to:

Corium International, Inc.

235 Constitution Drive

Menlo Park, California 94025

Attn: Investor Relations

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders.  As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CORIUM INTERNATIONAL, INC. 235 CONSTITUTION DRIVE MENLO PARK, CA 94025 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR each of the Class I Directors: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Bhaskar Chaudhuri, Ph.D 02 Ronald Eastman 03 Paul Goddard, Ph.D. The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018. NOTE: The proxies may vote in their discretion upon any and all other matters that may properly come before the meeting or any adjournment thereof. ForAgainst Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000350558_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com CORIUM INTERNATIONAL, INC. Annual Meeting of Stockholders March 20, 2018 1:00 PM (Pacific Time) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Peter D. Staple and Robert S. Breuil, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of CORIUM INTERNATIONAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM (Pacific Time) on March 20, 2018, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000350558_2 R1.0.1.17